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                                                                      EXHIBIT 11



                                 BACOU USA, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------
                                   (in thousands)
                                    (unaudited)


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

                                                        Three Months Ended                   Six Months Ended
                                                              June 30,                           June 30,
                                                   -----------------------------             -----------------

                                                       1998              1997                1998           1997
                                                   -----------       -----------             -----          ----

Basic:
  Weighted average shares outstanding                17,599           17,312                17,596        17,312
                                                    =======          =======                ======       =======

  Net income                                        $ 6,099          $ 4,245               $ 7,231       $ 8,377
                                                    =======          =======               -------       -------
  Per share amount                                  $  0.35          $  0.24               $  0.41       $  0.48
                                                    =======          =======               =======       =======

Diluted:

  Weighted average shares outstanding                17,599           17,312                17,596        17,312

  Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price                       132                2                    92             6
                                                    -------          -------               -------       -------
 Total diluted shares                                17,731           17,314                17,688        17,318
                                                    =======          =======               =======       =======
  Net income                                        $ 6,099          $ 4,245               $ 7,231       $ 8,377
                                                    =======          =======               =======       =======
  Per share amount                                  $  0.35          $  0.24               $  0.41       $  0.48
                                                    =======          =======               =======       =======

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